Exhibit 99.1

DRI Corporation Announces Mobitec® Order in Saudi Arabia

Order’s Total Value Exceeds $650,000 USD

DALLAS--(BUSINESS WIRE)--July 26, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (the “Mobitec Group”) subsidiary in Herrljunga, Sweden, has received an order for Mobitec® electronic information display systems (“EIDS”) from an original equipment manufacturer (“OEM”) on behalf of a fleet operator in Saudi Arabia. The order, with a total value exceeding $650,000 USD, will be delivered in fiscal years 2011 and 2012.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “This order continues the market penetration that we’ve been demonstrating in the Middle East for quite some time. We view that market as being a great long-term opportunity and we’re very much appreciative that the OEM and end customer chose to honor us with the order.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “The products ordered include Mobitec® EIDS products for the front, sides and rear of the fleet operator’s inter-city bus vehicles, as well as Mobitec® ICU 600 control units and cabling.”

ABOUT MOBITEC GROUP

The Mobitec Group, established in 1987 and acquired by DRI Corporation in 2001, is a premier supplier of electronic information display systems in more than 50 countries around the world. Products include: Mobitec® MobiLED, Mobitec® MobiLED Colour, Mobitec® Smartblind, and Mobitec® MobiSTOP electronic information display systems; Mobitec® NSI Next Stop Indicator; Mobitec® MobiQuickCard™; Mobitec® MobiVOICE voice announcement system; Mobitec® ICU 400 and ICU 600 control units; and Mobitec® MobiInfoEdit software. The Mobitec Group is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information about the Mobitec Group, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the anticipated product delivery and installation timeframe; the Company’s market penetration in the Middle East; and any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties that the anticipated product delivery and installation timeframe may change; the Company’s market penetration in the Middle East may not continue as expected; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2011 and its Quarterly Report on Form 10-Q as filed May 16, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com